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Exhibit 99.1

March 31, 2005 Gexa Corp. Dave Holeman, CFO (713) 470-0405 Ken Dennard (ksdennard@drg-e.com) Karen Roan (kcroan@drg-e.com) DRG&E (713-529-6600)
FOR IMMEDIATE RELEASE

Gexa Energy Reports Year End 2004 Results

Houston, Texas—March 31, 2005

Gexa Corp. (NASDAQ:GEXA), a Texas retail electricity provider, today announced financial results for the year ended December 31, 2004.

During the year ended December 31, 2004, the Company generated revenues of $274 million from operations, an increase of approximately 138% from revenues of $115 million for the year ended December 31, 2003. Net income available to common shareholders for the year ended December 31, 2004 was $8.2 million, or $.83 per diluted share, compared to a net loss available to common shareholders of $2.4 million, or $(0.31) per diluted share for the year ended December 31, 2003.

EBITDA for the year ended December 31, 2004 was $11.9 million compared to $2.9 million for the year ended December 31, 2003. Management believes that earnings before interest, taxes and non-cash items ("EBITDA"), is relevant and useful information which is commonly used by analysts, investors and other interested parties. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance and liquidity, and as an additional measure of its ability to meet future requirements for debt service, capital expenditures and working capital. See the table below for the reconciliation of net income to EBITDA.

As of December 31, 2004, the Company had over 104,000 active customer meters utilizing in excess of 880,000 megawatt hours for the fourth quarter of 2004 compared to 62,000 active customer meters as of December 31, 2003 and 510,000 megawatt hours for the fourth quarter of 2003. To further highlight our growth, we reached a record peak customer demand of approximately 750 megawatts during the month of August 2004 compared to approximately 350 megawatts during the month of August 2003.

As of December 31, 2004, the Company had working capital of $12.3 million, an increase of $4.5 million or 58%, from $7.8 million as of December 31, 2003.

Neil Leibman, Chairman, President and CEO, stated, "We are very pleased with our strong results in 2004. We also are very excited about the recently announced transaction with FPL Group, Inc. We feel that this transaction will allow us to continue our rapid growth and to continue to provide competitive pricing and customer friendly service," continued Mr. Leibman.

During the audit for the fiscal year 2004, the Company's independent auditors, Hein & Associates, LLP ("Hein"), issued a material weakness letter noting significant deficiencies in our internal controls. The deficiency noted was inadequate disclosure to Hein of a control deficiency, identified by the Company, over input of rates into the Company's billing system and the resulting reserve accrual. In addition, the Company failed to fully investigate and quantify the extent of the error caused by this control deficiency.

The Company's Audit Committee has completed an independent review of the matters raised by Hein and has put in place an action plan which is substantially completed as of the date of this press release. The control deficiency was primarily the result of input errors on customers added in 2003 and will not result in restatement to any prior period or any other material changes to our financial statements. For further information, see Item 9A. Controls and Procedures, of the Company's Form 10-K which was filed today.

Gexa Corp.
Non-GAAP Disclosure Reconciliation
(In thousands)

	Year Ended December 31, 2004	Year Ended December 31, 2003
Net income (loss) available to common shareholders	$8,182	$(2,363)
Interest expense(1)	2,123	449
Interest income	(45)	(21)
Gain on extinguishment of debt(1)	(688)
Income tax expense	4,034	922
Preferred stock dividend	—	167
Put warrant expense (income)(1)	(2,062)	3,630

Income from operations	11,544	2,784

Depreciation and amortization	329	145

EBITDA(2)	$11,873	$2,929

(1)
SFAS No. 150 requires that warrants issued under a term loan agreement with The Catalyst Fund Ltd. be classified as a liability. The holders of the warrants had the right to force the Company to repurchase the 550,000 common shares at the current market price of the common stock, less the warrant exercise price of $1.00. On July 8, 2004, 458,333 of these warrants were repurchased and the remaining 91,667 warrants were amended to delete the put option. At July 8, 2004, our stock closed at $4.75 per share. The decrease in the market price from the valuation at December 31, 2003 based on the close price of $8.50 per share, on December 31, 2003, required us to record a decrease in the value of the puttable warrant obligation of $2.1 million for the year ended December 31, 2004 as other financing income in accordance with SFAS No. 150. An additional $0.7 million in gain on extinguishment of debt was recorded during 2004. We also recorded $0.6 million of write-off of deferred financing cost and $0.3 million of transaction fees to interest expense during fiscal 2004, as a result of the extinguishment of the debt. As a result of the repurchase and amendment of warrants the ongoing income (expense) effect arising from the put option, as described above, will no longer be applicable.

(2)
Management believes that earnings before interest, taxes and non-cash items ("EBITDA") is relevant and useful information which is commonly used by analysts, investors and other interested parties. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance and liquidity, and as an additional measure of our ability to meet our future requirements for debt service, capital expenditures and working capital. EBITDA should not be considered in isolation or as a substitute for net income, cash flow provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles ("GAAP") or as a measure of our profitability or liquidity. EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and, as a result, our measure of earnings before interest, taxes and non-cash items might not be comparable to similarly titled measures used by other companies.

About Gexa Corp.:    Gexa Corp. (dba Gexa Energy) is a Texas based retail electric provider which entered the market as deregulation began on January 1, 2002. The Company offers residential and commercial customers in the Texas restructured retail energy market competitive prices, pricing choices, and customer friendly service.

Forward-Looking Statements:

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of existing capital sources, our ability to raise additional capital to fund future operations, our assumptions regarding the competitive restructuring and deregulation of the electricity market, competition from utility companies, our dependence on the services of certain key personnel and our ability to manage our growth successfully. In particular, careful consideration should be given to cautionary statements made in the various reports Gexa Corp. files with the Securities and Exchange Commission. The Company undertakes no duty to update or revise these forward-looking statements.

Additional Information On Transaction

FPL Group, Inc. (the "FPL Group") will be filing a registration statement on Form S-4, including GEXA's proxy statement and FPL Group's prospectus and other relevant documents with the Securities and Exchange Commission concerning the proposed merger transaction. You are urged to read the registration statement containing the proxy statement/prospectus and any other relevant documents filed or that will be filed with the SEC when they become available because they will contain important information about FPL Group, GEXA and the transaction.

Once filed, you may obtain the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC's web site, www.sec.gov. In addition, once they have been filed with the SEC, the proxy statement/prospectus and these other documents may also be obtained for free from FPL Group by directing a request to FPL Group, Inc. 700 Universe Blvd., Juno Beach, Florida, 33408, Attention: Investor Relations and from GEXA by directing a request to GEXA Corp., 20 Greenway Plaza, Suite 600, Houston, Texas, 77046, Attention: Dave Holeman.

FPL Group, GEXA and their respective directors and executive officers and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the shareholders of GEXA in connection with the transaction. Information about the directors and executive officers of FPL Group is set forth in its proxy statement for its 2004 annual meeting of shareholders and its annual report on Form 10-K for the fiscal year ended 2004 and information about the directors and executive officers of GEXA and their ownership of GEXA stock is set forth in the report on Form 8-K of GEXA filed March 28, 2005 and the ownership reports of such persons on Schedule 13D and Forms 3 and 4 filed with the SEC. Investors may obtain additional information regarding the interests of such potential participants by reading the proxy statement/prospectus when it becomes available.

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  Exhibit 99.1